Exhibit 21.1
Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; EIN: 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate name

100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick)
99.9% Quest Diagnostics HTAS India Private Limited (India) (0.1% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics of Puerto Rico, Inc. (PR)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics (Shanghai) Co., Ltd. (China)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Quest Diagnostics Solstas Lab Partners Group Solstas Lab Partners Smithkline Beecham Clinical Laboratories
100% Quest Consumer Inc. (DE)
100% LabOne, LLC (MO)	Quest Diagnostics LabOne, LLC of Kansas
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
51% DGXWMT JV, LLC (DE)
100% PACK Health, LLC (AL)	PACK Health Enterprise LLC
100% Quest HealthConnect, LLC (CA)
100% Quest Diagnostics Health & Wellness, LLC (DE)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics LabOne
51% Diagnostic Laboratory of Oklahoma LLC (OK)
49% Sonora Quest Laboratories LLC (AZ)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics Incorporated (MD)

100% Quest Diagnostics India Private Limited (India)

100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC Quest Diagnostics of Connecticut LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)

100% Quest Diagnostics LLC (CT)

99.9% Quest Diagnostics Mexico, S de RL de CV (Mexico) (0.1% Quest Diagnostics Holdings Incorporated (DE))

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute Quest Diagnostics Nichols Institute (CA) Inc. Quest Diagnostics Nichols Institute Inc.

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics TB, LLC (DE)

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute Quest Diagnostics Quest Diagnostics Nichols Institute, Institute, Inc. of Virginia
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada Quest Diagnostics

100% Blueprint Genetics Inc. (DE)	Athena Diagnostics

100% Blueprint Genetics Oy (Finland)
100% Blueprint Genetics FZ-LLC (UAE)

100% Cleveland HeartLab, Inc. (DE)	Cleveland Heartlab Services, Inc.

100% Haystack Oncology, Inc. (DE)
100% Haystactack Oncology GmbH (Germany)

100% Isabella Street Urban Renewal, LLC (NJ)

100% Med Fusion, LLC (TX)	med fusion med fusion clin-trials med fusion clin-labs

100% Reprosource Fertility Diagnostics, Inc. (MA)

100% Unilab Corporation (DE)	Quest Diagnostics

100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	AmeriPath GI Institute Dermpath Diagnostics
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath Northeast Florida
AmeriPath Southwest Florida
Bay Area Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics Bay Area Dermpath Diagnostics
   South Florida
Institute for Immunofluorescence
Institute for Podiatric Pathology

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(A) Corporation (TX)	Arlington Pathology Associates Dermpath Diagnostics Texas North Arlington Pathology Associates Pathology Associates of Texas
100% AmeriPath New York, LLC (DE)	AmeriPath East AmeriPath Gastrointestinal Diagnostics AmeriPath Northeast Dermpath Diagnostics Dermpath Diagnostics NE-Braintree Ackerman Academy of Dermatopathology Dermpath Diagnostics New York
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)	AmeriPath Arizona
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Diagnostic Pathology Services, Inc. (OK)	AmeriPath Oklahoma
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Nuclear Medicine and Pathology Associates (GA)
100% Institute for Dermatopathology, Inc. (PA)	AmeriPath Mid Atlantic Dermpath Diagnostics The Dermatopathology Laboratory
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics

100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
Additional Entities Consolidated for Accounting Purposes
AmeriPath Indianapolis, PC (IN)	AmeriPath Indianapolis, PSC AmeriPath Indianapolis Medical Pathology Dermpath Diagnostics
Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)	AmeriPath Great Lakes
Hoffman, M.D., Associated Pathologists, Chartered (NV)	Associated Pathologists, Chartered APC at Liberation Drive
Kilpatrick Pathology, P.A. (NC)
PhenoPath Laboratories, PLLC (WA)

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